Exhibit 99.1





                                   Harold S. Geneen
                           c/o General Bearing Corporation
                                    44 High Street
                             West Nyack, New York  10994







                                                           November 1, 1996





          General Bearing Corporation
          44 High Street
          West Nyack, New York 10994

          Gentlemen:

                    I have received a copy of a registration statement (without exhibits) identical in all material respects with the Registration Statement prepared by General Bearing Corporation, a Delaware corporation (the "Corporation"), to be filed with the Securities and Exchange Commission on or about November 4, 1996 under the Securities Act of 1933, as amended, in connection with the initial public offering (the "Public Offering") of the Corporation's common stock, par value $.01 per share.

                    I hereby consent to being named in the Registration Statement as a person designated to be elected to the Board of Directors of the Corporation upon completion of the Public Offering.

                                                  Very truly yours,


                                                  /s/ Harold S. Geneen
                                                  ----------------------
                                                  Harold S. Geneen